Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66426, 333-09021, 333-23985, 333-91101, 333-95715, 333-47378, 333-103038 and 333-117782) of Universal Electronics Inc. of our report dated March 16, 2005, except for Note 18, as to which the date is March 9, 2007, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
March 9, 2007